UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2002

                           Community Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


        South Carolina                  000-22054             57-0966962
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


             791 Broughton Street, Orangeburg, South Carolina 29116
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code (803) 535-1060

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 2.   Acquisition or Disposition of Assets.

(a) Effective July 1, 2002, Community Bankshares, Inc. ("CBI") acquired Ridgeway Bancshares, Inc. ("Ridgeway") pursuant to an Agreement and Plan of Merger, dated as of November 20, 2001. Ridgeway is a bank holding company organized under the laws of South Carolina with its principal executive office in Ridgeway, South Carolina. Ridgeway operates principally through Bank of Ridgeway, a South Carolina state chartered bank with three offices in Fairfield and Richland Counties.

     Pursuant to the merger, each outstanding share of Ridgeway common stock has been converted into the right to acquire 25 shares of CBI common stock plus $100.00 cash, subject to the right of Ridgeway shareholders to make an election to receive more or less stock or cash. The cash will be paid from CBI's available funds.

(b)  Not applicable.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     The financial statements required by this item will be filed by amendment to this Form 8-K within sixty days after July 16, 2002.

(b)  Pro forma financial information.

     The pro forma financial information required by this item will be filed by amendment to this Form 8-K within sixty days after July 16, 2002.

(c)  Exhibits:

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

          2 Agreement and Plan of Merger between Community Bankshares, Inc. and Ridgeway Bancshares, Inc. (incorporated by reference to Exhibit 2 to Registration Statement on Form S-4, File No. 333-81900)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           COMMUNITY BANKSHARES, INC.
                                           -------------------------------------
                                                   (Registrant)


                                                William W. Traynham
Date: July 15, 2002                         By:---------------------------------
                                                William W. Traynham
                                                President
















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                                  EXHIBIT INDEX

     Exhibit No.
     from Item
     601 of Reg. S-K     Description
     ---------------     -----------

         2 Agreement and Plan of Merger between Community Bankshares, Inc. and Ridgeway Bancshares, Inc. (incorporated by reference to Exhibit 2 to Registration Statement on Form S-4, File No. 333-81900)























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